Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne
Public Information Officer
541-338-1428

www.therightbank.com
Email: michael.dunne@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Fourth Quarter and Full Year 2014 Results

Loan growth, deposit growth and efficiency drive record 2014 earnings

EUGENE, Ore., January 21, 2015 — Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the fourth quarter and full year 2014.

Recent highlights:

•	Announced acquisition of Capital Pacific Bank expected to close during first quarter 2015.

•	Record net income of $16.0 million in 2014, up 16.53% over prior year.

•	Period-end outstanding loans increased $51.2 million or 5.15% over 2013.

•	Average core deposits increased $45.6 million or 4.40% during fourth quarter and increased $95.7 million or 9.70% over fourth quarter 2013.

•	Annual efficiency ratio improved to 59.41%.

•	Declared first quarter 2015 regular quarterly cash dividend of $0.10 per share.

•	Announced plans to open new office in downtown Vancouver, Washington.

•	Nationally recognized by the American Bankers Association as the National Community Commitment Award winner for its commitment in employee volunteerism.

•	Recognized by the Portland Business Journal for the sixth time as one of Oregon’s most admired companies.

Net income

Net income for fourth quarter 2014 was $3.6 million or $0.20 per diluted share compared to net income of $3.7 million or $0.20 per diluted share in fourth quarter 2013. Fourth quarter 2014 results included $470 thousand of merger expense related to the pending acquisition of Capital Pacific Bank that reduced net income in the current quarter by approximately $0.02 per share.

Net income for the full year 2014 was a record $16.0 million or $0.89 per diluted share, compared to net income of $13.8 million or $0.76 per diluted share for 2013. Excluding the $470 thousand of merger expense, net income for the year was $16.3 million or $0.91 per share. Return on average assets, average book equity, and average tangible equity were 1.09%, 8.83%, and 10.14%, respectively. The efficiency ratio for the full year 2014 improved to 59.41%.

“Our record earnings for 2014 reflect the efforts of every Pacific Continental employee and the successful execution of our business strategies,” said Roger Busse, chief executive officer. “We are optimistic our results will continue to improve during 2015 on an organic basis, and anticipate our pending acquisition of Capital Pacific Bank in Portland, Oregon will add to our financial performance during the year.”

Core deposits

Period-end Company-defined core deposits at December 31, 2014, were $1.11 billion, up $63.7 million from September 30, 2014, and were consistent with typical fourth quarter seasonal patterns. Outstanding core deposits at December 31, 2014 were up $120.5 million or 12.17% over December 31, 2013. Average core deposits, which removes daily volatility in balances, for the fourth quarter 2014 were $1.08 billion compared to $1.04 billion and $987.2 million for third quarter 2014 and fourth quarter 2013, respectively. At period-end December 31, 2014, noninterest-bearing demand deposits totaled $407.3 million and represented 36.67% of core deposits.

“We strongly believe that a stable and growing core deposit base provides long-term franchise and shareholder value,” said Casey Hogan, chief operating officer. “We continue to provide high levels of personal and technological service to our clients developing long-term deposit relationships to support our lending activities.”

Loans

Outstanding gross loans at December 31, 2014, were $1.05 billion, up $10.1 million from September 30, 2014 and up $51.2 million over December 31, 2013. Overall, loan growth during 2014 was primarily attributable to increased commercial and industrial lending and local real estate lending. Loans to dental professionals were relatively unchanged in fourth quarter 2014 from the previous quarter. During 2014, the Company continued to see expansion of its national dental lending, but experienced a decline in the more seasoned local dental portfolio due to normal principal payments. At December 31, 2014, loans to dental practitioners totaled $306.4 million and represented 29.29% of the loan portfolio compared to 29.65% and 30.89% of the loan portfolio at September 30, 2014 and December 31, 2013, respectively.

Credit quality and statistics

For the seventh consecutive quarter, the Company made no provision for loan losses, reflecting the credit quality of the loan portfolio. With the growth in the loan portfolio, the allowance for loan losses as a percentage of outstanding loans at December 31, 2014, declined to 1.50% compared to 1.60% at December 31, 2013. The allowance for loan losses as a percentage of nonperforming loans net of guarantees remained very strong at 786.17%. During the fourth quarter 2014, the Company recorded net loan charge offs totaling $85 thousand. For the full year 2014, net loan charge offs were $280 thousand, compared to net loan charge offs of $678 thousand in 2013.

At December 31, 2014, nonperforming assets, net of government guarantees, totaled $15.4 million, or 1.02% of total assets, compared to $21.0 million or 1.45% of total assets at December 31, 2013. Nonperforming assets at December 31, 2014 were comprised of $2.0 million of nonperforming loans, net of government guarantees, and $13.4 million in other real estate owned. Loans past-due 30-89 days were 0.15% of total loans at December 31, 2014, compared to 0.16% of total loans at September 30, 2014.

Net interest margin

The fourth quarter 2014 net interest margin averaged 4.24%, a decline of 4 basis points and 14 basis points from third quarter 2014 and fourth quarter 2013, respectively. The decline in the linked-quarter net interest margin was due to lower earning asset yields as the yield on both the loan and securities portfolio fell slightly. The decline in the current quarter net interest margin from last year of 14 basis points was due to nonrecurring interest income recoveries recorded in fourth quarter 2013. During the fourth quarter 2014, the net accretion of loan fair value marks was $90 thousand and positively impacted the net interest margin by 3 basis points.

Noninterest income and expense

Fourth quarter 2014 noninterest income was $1.3 million, up $121 thousand from third quarter 2014, and down $245 thousand from fourth quarter 2013. Fourth quarter 2014 noninterest income reflected increased merchant processing revenues resulting in the linked-quarter improvement. The decline in year-over-year noninterest income resulted from the outsourcing of merchant processing in the fourth quarter 2013. The outsourcing of merchant processing also eliminated related processing expense.

Noninterest expense in fourth quarter 2014 was up $649 thousand over third quarter 2014, primarily due to the $470 thousand of merger expense recorded during the current quarter. For the full year 2014, noninterest expense was down $3.0 million or 7.37%. When the merger related expenses are removed from noninterest expense, $470 thousand related to the Capital Pacific pending acquisition and $1.2 million related to the Century Bank acquisition, noninterest expense declined $2.2 million or 5.64% in 2014 compared to 2013. The decline in year-over-year noninterest expense was primarily due to lower legal fees, business development costs, and reductions in other real estate expense.

Capital levels

The Company’s capital ratios continued to be well above the minimum for the FDIC’s minimum “well-capitalized” designation. At December 31, 2014, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratios were 11.33%, 14.48% and 15.73%, respectively, as compared to 11.49%, 14.90% and 16.15% at December 31, 2013. The FDIC’s minimum “well-capitalized” designation ratios for these metrics are 5.00%, 6.00% and 10.00%, respectively.

On May 6, 2014, the Company’s board of directors authorized the repurchase of up to five percent or approximately 893,000 of the Company’s outstanding shares with purchases to take place over the following 12 months. During the fourth quarter 2014, the Company did not repurchase any shares. During 2014, the Company repurchased 267,080 shares at a weighted average price of $13.48 per share.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this release are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Financial measures such as tangible shareholders’ equity are considered non-GAAP measures. Management believes including non-GAAP measures along with GAAP measures provides investors with a broader understanding of capital adequacy. Tangible shareholders’ equity is calculated as total shareholders’ equity less goodwill and other intangible assets. Additionally, tangible assets are calculated as total assets less goodwill and other intangible assets.

The following table presents a reconciliation of ending shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and total assets (GAAP) and total assets (non-GAAP)

	December 31,	September 30,	December 31,
	2014	2014	2013
	(In thousands)
Total shareholders’ equity	$184,161	$182,538	$179,184
Subtract:
Goodwill	22,881	22,881	22,881
Core deposit intangible assets	614	644	735

Tangible shareholders’ equity (non-GAAP)	$160,666	$159,013	$155,568

Total assets	$1,504,325	$1,489,719	$1,449,726
Subtract:
Goodwill	22,881	22,881	22,881
Core deposit intangible assets	614	644	735

Tangible assets (non-GAAP)	$1,480,830	$1,466,194	$1,426,110

Conference call and audio webcast

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the fourth quarter and full year 2014 on Thursday, January 22, 2014, at 11:00 a.m. Pacific / 2:00 p.m. Eastern. To listen to the conference call, interested parties should call 866-292-1418. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website www.therightbank.com. To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Shannon Coffin, executive administrative assistant, at 541-686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental, with $1.5 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions — as well as supplementary information about Pacific Continental Bank — can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan growth, capital position, liquidity, credit quality, credit quality trends, competition and economic conditions generally. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions and expectations regarding the timing and financial impact of Pacific Continental’s announced acquisition of Capital Pacific and plans to open a new office in Vancouver, Washington that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and our concentration in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; continued erosion or sustained low levels of consumer confidence; changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to acquisitions, including integration, retention of key personnel and business, anticipated cost savings and results and performance of the acquired company or the combined entity. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	December 31,	Three months ended September 30,	December 31,	Linked Quarter	Year over Year
	2014	2014	2013	% Change	% Change
Interest and dividend income
Loans	$13,464	$13,703	$13,482	-1.74%	-0.13%
Taxable securities	1,499	1,547	1,566	-3.10%	-4.28%
Tax-exempt securities	500	500	489	0.00%	2.25%
Federal funds sold & interest-bearing deposits with banks	3	3	2	0.00%	50.00%

	15,466	15,753	15,539	-1.82%	-0.47%

Interest expense
Deposits	782	843	803	-7.24%	-2.62%
Federal Home Loan Bank & Federal Reserve borrowings	251	278	284	-9.71%	-11.62%
Junior subordinated debentures	57	57	60	0.00%	-5.00%
Federal funds purchased	2	3	4	-33.33%	-50.00%

	1,092	1,181	1,151	-7.54%	-5.13%

Net interest income	14,374	14,572	14,388	-1.36%	-0.10%
Provision for loan losses	—	—	—	NA	NA

Net interest income after provision for loan losses	14,374	14,572	14,388	-1.36%	-0.10%

Noninterest income
Service charges on deposit accounts	552	524	490	5.34%	12.65%
Other fee income, principally bankcard	294	211	407	39.34%	-27.76%
Bank-owned life insurance income	120	118	128	1.69%	-6.25%
Gain on sale of investment securities	—	3	—	-100.00%	NA
Impairment losses on investment securities (OTTI)	—	—	(7)	NA	-100.00%
Other noninterest income	352	341	545	3.23%	-35.41%

	1,318	1,197	1,563	10.11%	-15.67%

Noninterest expense
Salaries and employee benefits	5,704	5,939	5,776	-3.96%	-1.25%
Premises and equipment	910	958	938	-5.01%	-2.99%
Data processing	701	657	651	6.70%	7.68%
Legal and professional fees	364	148	407	145.95%	-10.57%
Business development	472	344	430	37.21%	9.77%
FDIC insurance assessment	221	209	238	5.74%	-7.14%
Bankcard processing	1	1	109	0.00%	-99.08%
Other real estate expense	111	100	639	11.00%	-82.63%
Merger related expenses(1)	470	—	—	NA	NA
Other noninterest expense	844	793	857	6.43%	-1.52%

	9,798	9,149	10,045	7.09%	-2.46%

Income before provision for income taxes	5,894	6,620	5,906	-10.97%	-0.20%
Provision for income taxes	2,263	2,189	2,254	3.38%	0.40%

Net income	$3,631	$4,431	$3,652	-18.05%	-0.58%

Earnings per share:
Basic	$0.20	$0.25	$0.20	-20.00%	0.00%

Diluted	$0.20	$0.25	$0.20	-20.00%	0.00%

Weighted average shares outstanding:
Basic	17,717,151	17,749,217	17,888,818
Common stock equivalents attributable to stock-based awards	222,482	221,241	237,455

Diluted	17,939,633	17,970,458	18,126,273

PERFORMANCE RATIOS
Return on average assets	0.97%	1.18%	1.00%
Return on average equity (book)	7.85%	9.69%	8.06%
Return on average equity (tangible)(2)	9.01%	11.13%	9.28%
Net interest margin — fully tax-equivalent yield(3)	4.24%	4.28%	4.38%
Efficiency ratio(4)	61.39%	57.04%	61.95%

(1)	Represents expenses associated with the pending acquisition of Capital Pacific Bank.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

PACIFIC CONTINENTAL CORPORATION

Year-to-Date Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Twelve months ended		Year over Year
	December 31,	December 31,
	2014	2013	% Change
Interest and dividend income
Loans	$53,855	$53,275	1.09%
Taxable securities	6,191	5,730	8.05%
Tax-exempt securities	1,971	1,918	2.76%
Federal funds sold & interest-bearing deposits with banks	10	10	0.00%

	62,027	60,933	1.80%

Interest expense
Deposits	3,252	3,389	-4.04%
Federal Home Loan Bank & Federal Reserve borrowings	1,088	1,189	-8.49%
Junior subordinated debentures	225	200	12.50%
Federal funds purchased	14	16	-12.50%

	4,579	4,794	-4.48%

Net interest income	57,448	56,139	2.33%
Provision for loan losses	—	250	-100.00%

Net interest income after provision for loan losses	57,448	55,889	2.79%

Noninterest income
Service charges on deposit accounts	2,134	1,926	10.80%
Other fee income, principally bankcard	951	1,624	-41.44%
Bank-owned life insurance income	473	515	-8.16%
Loss on sale of investment securities	(34)	(8)	325.00%
Impairment losses on investment securities (OTTI)	—	(23)	-100.00%
Other noninterest income	1,471	1,792	-17.91%

	4,995	5,826	-14.26%

Noninterest expense
Salaries and employee benefits	23,555	22,120	6.49%
Premises and equipment	3,735	3,684	1.38%
Data processing	2,720	2,605	4.41%
Legal and professional fees	1,252	1,867	-32.94%
Business development	1,531	1,805	-15.18%
FDIC insurance assessment	868	912	-4.82%
Bankcard processing	7	527	-98.67%
Other real estate expense	449	2,401	-81.30%
Merger related expenses (1)	470	1,246	-62.28%
Other noninterest expense	3,142	3,565	-11.87%

	37,729	40,732	-7.37%

Income before provision for income taxes	24,714	20,983	17.78%
Provision for income taxes	8,672	7,216	20.18%

Net income	$16,042	$13,767	16.53%

Earnings per share:
Basic	$0.90	$0.77	16.88%

Diluted	$0.89	$0.76	17.11%

Weighted average shares outstanding:
Basic	17,821,580	17,871,439
Common stock equivalents attributable to stock-based awards	223,448	188,484

Diluted	18,045,028	18,059,923

PERFORMANCE RATIOS
Return on average assets	1.09%	0.96%
Return on average equity (book)	8.83%	7.61%
Return on average equity (tangible) (2)	10.14%	8.75%
Net interest margin — fully tax-equivalent yield (3)	4.30%	4.36%
Efficiency ratio (4)	59.41%	64.66%

(1)	Represents expenses associated with the pending acquisition of Capital Pacific Bank and the 2013 acquisition of Century Bank, respectively.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

PACIFIC CONTINENTAL CORPORATION

Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	December 31,	September 30,	December 31,	Linked Quarter	Year over Year
	2014	2014	2013	% Change	% Change
ASSETS
Cash and due from banks	$20,929	$18,671	$19,410	12.09%	7.83%
Interest-bearing deposits with banks	4,858	5,841	1,698	-16.83%	186.10%

Total cash and cash equivalents	25,787	24,512	21,108	5.20%	22.17%
Securities available-for-sale	351,946	348,052	347,386	1.12%	1.31%
Loans, less allowance for loan losses and net deferred fees	1,029,384	1,019,127	977,928	1.01%	5.26%
Interest receivable	4,773	4,759	4,703	0.29%	1.49%
Federal Home Loan Bank stock	10,019	10,125	10,425	-1.05%	-3.89%
Property and equipment, net of accumulated depreciation	17,820	18,040	18,836	-1.22%	-5.39%
Goodwill and intangible assets	23,495	23,525	23,616	-0.13%	-0.51%
Deferred tax asset	4,464	7,247	9,598	-38.40%	-53.49%
Other real estate owned	13,374	13,177	16,355	1.50%	-18.23%
Bank-owned life insurance	16,609	16,488	16,136	0.73%	2.93%
Other assets	6,654	4,667	3,635	42.58%	83.05%

Total assets	$1,504,325	$1,489,719	$1,449,726	0.98%	3.77%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$407,311	$390,790	$366,891	4.23%	11.02%
Savings and interest-bearing checking	646,101	598,776	559,632	7.90%	15.45%
Core time deposits	57,449	57,645	63,792	-0.34%	-9.94%

Total core deposits (2)	1,110,861	1,047,211	990,315	6.08%	12.17%
Other deposits	98,232	98,024	100,666	0.21%	-2.42%

Total deposits	1,209,093	1,145,235	1,090,981	5.58%	10.83%
Federal funds and overnight funds purchased	—	670	5,150	-100.00%	-100.00%
Federal Home Loan Bank borrowings	96,000	145,000	160,000	-33.79%	-40.00%
Junior subordinated debentures	8,248	8,248	8,248	0.00%	0.00%
Accrued interest and other payables	6,823	8,028	6,163	-15.01%	10.71%

Total liabilities	1,320,164	1,307,181	1,270,542	0.99%	3.91%

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 17,717,676 at December 31, 2014, 17,716,776 at September 30, 2014 and 17,891,687 at December 31, 2013	131,375	131,057	133,835	0.24%	-1.84%
Retained earnings	48,984	48,011	45,250	2.03%	8.25%
Accumulated other comprehensive income	3,802	3,470	99	9.57%	3740.40%

	184,161	182,538	179,184	0.89%	2.78%

Total liabilities and shareholders’ equity	$1,504,325	$1,489,719	$1,449,726	0.98%	3.77%

CAPITAL RATIOS
Total capital (to risk weighted assets)	15.73%	15.69%	16.15%
Tier I capital (to risk weighted assets)	14.48%	14.44%	14.90%
Tier I capital (to leverage assets)	11.33%	11.20%	11.49%
Tangible common equity (to tangible assets)(1)	10.85%	10.85%	10.91%
Tangible common equity (to risk-weighted assets)(1)	14.11%	14.04%	14.18%
OTHER FINANCIAL DATA
Shares outstanding at end of period	17,717,676	17,716,776	17,891,687
Tangible shareholders’ equity(1)	$160,666	$159,013	$155,568
Book value per share	$10.39	$10.30	$10.01
Tangible book value per share	$9.07	$8.98	$8.69

(1)	Tangible common equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.

PACIFIC CONTINENTAL CORPORATION

Loans by Type

(In thousands)

(Unaudited)

	December 31,	September 30,	December 31,	Linked Quarter	Year over Year
	2014	2014	2013	% Change	% Change
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multi-family residential	$51,586	$50,563	$46,217	2.02%	11.62%
Residential 1-4 family	47,222	44,610	46,438	5.86%	1.69%
Owner-occupied commercial	259,805	249,657	249,311	4.06%	4.21%
Nonowner-occupied commercial	201,558	180,648	158,786	11.57%	26.94%

Total permanent real estate loans	560,171	525,478	500,752	6.60%	11.87%
Construction loans:
Multi-family residential	8,472	19,178	23,419	-55.82%	-63.82%
Residential 1-4 family	28,109	35,421	26,512	-20.64%	6.02%
Commercial real estate	18,595	32,946	30,516	-43.56%	-39.06%
Commercial bare land and acquisition & development	12,159	12,264	11,473	-0.86%	5.98%
Residential bare land and acquisition & development	6,632	6,736	6,990	-1.54%	-5.12%

Total construction real estate loans	73,967	106,545	98,910	-30.58%	-25.22%
Total real estate loans	634,138	632,023	599,662	0.33%	5.75%
Commercial loans	406,568	398,702	390,301	1.97%	4.17%
Consumer loans	3,862	3,348	3,878	15.35%	-0.41%
Other loans	1,443	1,802	928	-19.92%	55.50%

Gross loans	1,046,011	1,035,875	994,769	0.98%	5.15%
Deferred loan origination fees	(990)	(1,026)	(924)	-3.51%	7.14%

	1,045,021	1,034,849	993,845	0.98%	5.15%
Allowance for loan losses	(15,637)	(15,722)	(15,917)	-0.54%	-1.76%

	$1,029,384	$1,019,127	$977,928	1.01%	5.26%

SELECTED MARKET LOAN DATA
Eugene market gross loans, period-end	$363,953	$361,599	$334,511	0.65%	8.80%
Portland market gross loans, period-end	407,466	389,977	391,295	4.48%	4.13%
Seattle market gross loans, period-end	119,095	132,827	132,488	-10.34%	-10.11%
National health care gross loans, period-end (1)	155,497	151,472	136,475	2.66%	13.94%

Total gross loans, period-end	$1,046,011	$1,035,875	$994,769	0.98%	5.15%

DENTAL LOAN DATA (2)
Local Dental gross loans, period-end	$159,427	$164,271	$178,673	-2.95%	-10.77%
National Dental gross loans, period-end	146,965	142,817	128,595	2.90%	14.29%

Total gross dental loans, period-end	$306,392	$307,088	$307,268	-0.23%	-0.29%

(1)	National health care loans include loans to health care professionals, primarily dental practitioners, operating outside of Pacific Continental Bank’s market area. The market area is defined as Oregon and Washington, West of the Cascade Mountain Range.
(2)	Dental loans include loans to dental professionals for the purpose of practice expansion, acquisition or other purpose, supported by the cash flows of a dental practice.

PACIFIC CONTINENTAL CORPORATION

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
BALANCE SHEET AVERAGES
Loans, net of deferred fees	$1,028,724	$1,038,970	$990,566	$1,025,889	$959,873
Allowance for loan losses	(15,675)	(15,704)	(16,709)	(15,707)	(16,492)

Loans, net of allowance	1,013,049	1,023,266	973,857	1,010,182	943,381
Securities and short-term deposits	356,389	351,695	350,101	351,975	366,102

Earning assets	1,369,438	1,374,961	1,323,958	1,362,157	1,309,483
Noninterest-earning assets	115,104	113,786	122,739	114,903	123,730

Assets	$1,484,542	$1,488,747	$1,446,697	$1,477,060	$1,433,213

Interest-bearing core deposits(1)	$678,381	$645,598	$626,161	$654,965	$631,529
Noninterest-bearing core deposits(1)	404,569	391,738	361,046	376,175	336,063

Core deposits(1)	1,082,950	1,037,336	987,207	1,031,140	967,592
Noncore interest-bearing deposits	93,988	104,561	101,263	101,288	106,574

Deposits	1,176,938	1,141,897	1,088,470	1,132,428	1,074,166
Borrowings	116,567	158,418	173,038	156,765	173,919
Other noninterest-bearing liabilities	7,580	6,975	5,342	6,105	4,271

Liabilities	1,301,085	1,307,290	1,266,850	1,295,298	1,252,356

Shareholders’ equity (book)	183,457	181,457	179,847	181,762	180,857

Liabilities and equity	$1,484,542	$1,488,747	$1,446,697	$1,477,060	$1,433,213

Shareholders’ equity (tangible)(2)	$159,947	$157,916	$156,154	$158,206	$157,278

Period-end earning assets	$1,386,188	$1,373,020	$1,327,012

SELECTED MARKET DEPOSIT DATA
Eugene market core deposits, period-end(1)	$672,527	$642,220	$588,158
Portland market core deposits, period-end(1)	276,453	256,732	249,050
Seattle market core deposits, period-end(1)	161,881	148,259	153,107

Total core deposits, period-end(1)	1,110,861	1,047,211	990,315
Other deposits, period-end	98,232	98,024	100,666

Total	$1,209,093	$1,145,235	$1,090,981

Eugene market core deposits, average(1)	$668,927	$634,412	$592,179
Portland market core deposits, average(1)	263,757	250,029	242,855
Seattle market core deposits, average(1)	150,266	152,895	152,173

Total core deposits, average(1)	1,082,950	1,037,336	987,207
Other deposits, average	93,988	104,561	101,263

Total	$1,176,938	$1,141,897	$1,088,470

NET INTEREST MARGIN RECONCILIATION
Yield on average loans	5.27%	5.31%	5.49%	5.33%	5.65%
Yield on average securities(3)	2.53%	2.61%	2.63%	2.62%	2.37%

Yield on average earning assets(3)	4.56%	4.62%	4.74%	4.63%	4.73%
Rate on average interest-bearing core deposits	0.28%	0.28%	0.32%	0.29%	0.34%
Rate on average interest-bearing non-core deposits	1.29%	1.48%	1.18%	1.35%	1.17%

Rate on average interest-bearing deposits	0.40%	0.45%	0.44%	0.43%	0.46%
Rate on average borrowings	1.06%	0.85%	0.80%	0.85%	0.81%

Cost of interest-bearing funds	0.49%	0.52%	0.51%	0.50%	0.53%

Interest rate spread(3)	4.07%	4.11%	4.23%	4.13%	4.21%

Net interest margin — fully tax equivalent yield(3)	4.24%	4.28%	4.38%	4.30%	4.36%

Acquired loan fair value accretion impact to net interest margin (4)	0.03%	0.03%	0.04%	0.04%	0.07%

(1)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $269, $269 and $263 for the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, respectively, and $1,061 and $1,033 for the twelve months ended December 31, 2014 and 2013, respectively.
(4)	During the three months ended December 31, 2014, September 30, 2014 and December 31, 2013, accretion of the fair value adjustment on the Century Bank acquired loans contributed to interest income $90, $95, and $136, respectively, and $526 and $913 for the twelve months ended December 31, 2014 and 2013, respectively.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Assets, Asset Quality Ratios and Allowance for Loan Losses

(In thousands)

(Unaudited)

	December 31,	September 30,	December 31,
	2014	2014	2013
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multi-family residential	$—	$—	$—
Residential 1-4 family	321	459	636
Owner-occupied commercial	599	787	1,685
Nonowner-occupied commercial	906	1,245	136

Total permanent real estate loans	1,826	2,491	2,457
Construction loans:
Multi-family residential	—	—	—
Residential 1-4 family	—	—	—
Commercial real estate	—	—	—
Commercial bare land and acquisition & development	—	—	—
Residential bare land and acquisition & development	—	—	—

Total construction real estate loans	—	—	—

Total real estate loans	1,826	2,491	2,457
Commercial loans	869	762	2,886

Total nonaccrual loans	2,695	3,253	5,343
90-days past due and accruing interest	—	—	—
Total nonperforming loans	2,695	3,253	5,343

Nonperforming loans guaranteed by government	(706)	(321)	(735)
Net nonperforming loans	1,989	2,932	4,608

Other real estate owned	13,374	13,177	16,355

Total nonperforming assets, net of guaranteed loans	$15,363	$16,109	$20,963

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.50%	1.52%	1.60%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	786.17%	536.22%	345.42%
Net loan (recoveries) charge offs as a percentage of average loans, annualized	0.03%	0.03%	0.07%
Net nonperforming loans as a percentage of total loans	0.19%	0.28%	0.46%
Nonperforming assets as a percentage of total assets	1.02%	1.08%	1.45%
Consolidated classified asset ratio(1)	24.54%	24.27%	29.02%
Past due as a percentage of total loans (2)	0.15%	0.16%	0.23%

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$15,722	$15,675	$16,802	$15,917	$16,345
Provision for loan losses	—	—	—	—	250
Loan charge offs	(181)	(23)	(1,039)	(835)	(2,088)
Loan recoveries	96	70	154	555	1,410

Net recoveries (charge offs)	(85)	47	(885)	(280)	(678)

Balance at end of period	$15,637	$15,722	$15,917	$15,637	$15,917

(1)	Classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION

Consolidated Financial Highlights

(In thousands)

(Unaudited)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2014	2014	2014	2014	2013	2013
EARNINGS
Net interest income	$14,374	$14,572	$14,457	$14,044	$14,388	$14,858
Provision for loan loss	$—	$—	$—	$—	$—	$—
Noninterest income	$1,318	$1,197	$1,156	$1,323	$1,563	$1,447
Noninterest expense	$9,798	$9,149	$9,269	$9,511	$10,045	$10,406
Net income	$3,631	$4,431	$4,148	$3,832	$3,652	$3,940
Basic earnings per share	$0.20	$0.25	$0.23	$0.21	$0.20	$0.22
Diluted earnings per share	$0.20	$0.25	$0.23	$0.21	$0.20	$0.22
Average shares outstanding	17,717,151	17,749,217	17,889,562	17,897,593	17,888,818	17,888,182
Average diluted shares outstanding	17,939,633	17,970,458	18,119,412	18,126,188	18,126,273	18,109,282
PERFORMANCE RATIOS
Return on average assets	0.97%	1.18%	1.13%	1.06%	1.00%	1.09%
Return on average equity (book)	7.85%	9.69%	9.16%	8.61%	8.06%	8.77%
Return on average equity (tangible) (1)	9.01%	11.13%	10.53%	9.90%	9.28%	10.12%
Net interest margin — fully tax equivalent yield (2)	4.24%	4.28%	4.34%	4.32%	4.38%	4.57%
Efficiency ratio (tax equivalent) (3)	61.39%	57.04%	58.38%	60.86%	61.95%	62.81%
Full-time equivalent employees	288	289	283	285	290	285
CAPITAL
Tier 1 leverage ratio	11.33%	11.20%	11.26%	11.44%	11.49%	11.56%
Tier 1 risk based ratio	14.48%	14.44%	14.48%	14.95%	14.90%	15.16%
Total risk based ratio	15.73%	15.69%	15.73%	16.21%	16.15%	16.42%
Book value per share	$10.39	$10.30	$10.20	$10.13	$10.01	$10.04
Regular cash dividend per share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.09
Special cash dividend per share	$0.05	$0.03	$0.11	$0.10	$0.12	$0.12
ASSET QUALITY
Allowance for loan losses (ALL)	$15,637	$15,722	$15,675	$15,394	$15,917	$16,802
Non performing loans (NPLs) net of government guarantees	$1,989	$2,932	$4,606	$4,539	$4,608	$5,155
Non performing assets (NPAs) net of government guarantees	$15,363	$16,109	$16,137	$16,070	$20,963	$21,757
Net loan (recoveries) charge offs	$85	$(47)	$(281)	$523	$885	$(499)
ALL as a percentage of gross loans	1.50%	1.52%	1.52%	1.51%	1.60%	1.72%
ALL as a % NPLs, net of government guarantees	786.17%	536.22%	340.32%	339.15%	345.42%	325.94%
Net loan charge offs (recoveries) to average loans	0.03%	-0.02%	-0.11%	0.21%	0.35%	-0.21%
Net NPLs as a percentage of total loans	0.19%	0.28%	0.45%	0.44%	0.46%	0.53%
Nonperforming assets as a percentage of total assets	1.02%	1.08%	1.08%	1.09%	1.45%	1.50%
Consolidated classified asset ratio(4)	24.54%	24.27%	24.72%	26.82%	29.02%	30.25%
Past due as a percentage of total loans(5)	0.15%	0.16%	0.08%	0.20%	0.23%	0.37%
END OF PERIOD BALANCES
Total securities and short term deposits	$356,804	$353,893	$359,869	$345,121	$349,084	$363,547
Total loans net of allowance	$1,029,384	$1,019,127	$1,014,346	$1,004,751	$977,928	$960,916
Total earning assets	$1,386,188	$1,373,020	$1,374,215	$1,349,872	$1,327,012	$1,324,463
Total assets	$1,504,325	$1,489,719	$1,498,763	$1,471,591	$1,449,726	$1,454,878
Total non-interest bearing deposits	$407,311	$390,790	$397,942	$340,464	$366,890	$379,598
Core deposits (6)	$1,110,861	$1,047,211	$1,026,542	$990,933	$990,315	$1,015,651
Total deposits	$1,209,093	$1,145,235	$1,132,654	$1,097,355	$1,090,981	$1,117,529
AVERAGE BALANCES
Total securities and short term deposits	$356,389	$351,695	$348,985	$350,774	$353,061	$355,059
Total loans net of allowance	$1,013,049	$1,023,266	$1,011,391	$992,655	$973,857	$958,372
Total earning assets	$1,369,438	$1,374,961	$1,360,376	$1,343,429	$1,326,918	$1,313,431
Total assets	$1,484,542	$1,488,747	$1,473,470	$1,461,095	$1,446,697	$1,435,257
Total non-interest bearing deposits	$404,569	$391,738	$362,204	$345,369	$361,046	$346,692
Core deposits (6)	$1,082,950	$1,037,336	$1,010,734	$992,482	$987,207	$972,487
Total deposits	$1,176,938	$1,141,897	$1,115,963	$1,093,904	$1,088,470	$1,077,895

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax equivalent basis) plus noninterest income.
(4)	All loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(5)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.
(6)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.